SUBSIDIARIES OF AMERICAN HOME MORTGAGE HOLDINGS, INC.


COMPANY                                                   STATE OF INCORPORATION
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American Home Mortgage Corp.                                    Delaware
Marina Mortgage Company, Inc.                                   California